UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 26, 2013

ANNALY CAPITAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On June 26, 2013, Annaly Capital Management, Inc. (the “Company”) and Annaly Management Company LLC (the “Manager”) entered into a Management Agreement (the “Management Agreement”), effective as of July 1, 2013, pursuant to which the Company’s management will be conducted by the Manager through the authority delegated to it in the Management Agreement and pursuant to the policies established by the Company’s board of directors (the “Board of Directors”) (the “Externalization”).  The Company is now an externally-managed REIT, with officers and directors, but no employees.  Subject at all times to the supervision and direction of the Company’s Board of Directors, the Manager will be responsible for, among other things, (i) managing the Company’s investment portfolio, including purchasing and selling Company assets; (ii) recommending alternative forms of capital raising; (iii) supervising the Company’s financing and hedging activities; (iv) day to day management functions; and (v) such other supervisory and management services and activities relating to the Company’s assets and operations as may be appropriate or may be requested by the Board of Directors.

The Manager will receive a monthly management fee in an amount equal to 1/12th of 1.05% of stockholders’ equity, as defined, for its management services.  Effective July 1, 2013, Company employees were terminated by the Company and were hired by the Manager, and the Company has no employees following the Externalization.  However, some of the employees of the Company’s subsidiaries remain as employees of the Company’s subsidiaries for regulatory or corporate efficiency reasons.  All compensation expenses associated with such retained employees reduce the management fee.  While the Externalization occurred on July 1, 2013, the Company will have the benefit of the compensation savings created by the Externalization for the entire 2013 calendar year pursuant to a pro forma adjustment to the 2013 management fee.  The Company will pay the Manager in July 2013 an amount equal to the pro forma management fee minus the actual amount of cash compensation paid to all of the Company’s employees (and employees of the Company’s subsidiaries) from January 1, 2013 until July 1, 2013.

The Management Agreement provides that each of the executive officers initially provided to the Company by the Manager pursuant to the Management Agreement must own, respectively, an amount of the Company’s shares of common stock equal to at least six times their respective 2012 base salaries with the Company within three years from July 1, 2013.  For purposes of this requirement, vested shares from any restricted share grants shall be included in the amount of the Company’s shares of common stock owned by the executive officers.  The Company’s executive officers subject to this requirement are:

Wellington J. Denahan	Chief Executive Officer
Kevin G. Keyes	President
Kathryn F. Fagan	Chief Financial Officer
R. Nicholas Singh	Chief Legal Officer
James P. Fortescue	Chief Operating Officer

The Management Agreement provides that the Manager is prohibited from managing, operating, joining, controlling, participating in, or advising any real estate investment trust whose principal business strategy is based on or who engaged in the trading, sales or management of mortgage-backed securities in any geographical region in which the Company engages in such business. Additionally, Wellington J. Denahan, Kevin G. Keyes, Kathryn F. Fagan, R. Nicholas Singh and James P. Fortescue have entered into employment contracts with the Manager which prohibit them from competing with the Company for one year after their employment terminates if they are terminated for cause or they voluntarily terminate their employment with the Manager (other than for good reason).

The Management Agreement may be amended or modified by agreement between the Company and the Manager. The initial term of the Management Agreement expires on December 31, 2014 and will be automatically renewed for a one year term each anniversary date thereafter unless previously terminated as described below. There is no termination fee for a termination of the Management Agreement by either the Company or the Manager.

Two-thirds of the Company’s independent directors or the holders of a majority of the outstanding shares of common stock may terminate the Management Agreement for any or no reason, at any time upon one hundred eighty (180) days prior written notice. The Manager may also terminate the Management Agreement upon one hundred eighty (180) days prior written notice.

The Company may terminate the Management Agreement effective immediately upon written notice from the Company to the Manager, upon: (i) the Manager’s continued material breach of any provision of the Management Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to begin to cure such breach within 30 days of the written notice); (ii) the Manager’s fraud, misappropriation of funds, or embezzlement against the Company; (iii) the Manager’s gross negligence in the performance of duties under the Management Agreement; (iv) the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition; or (v) the dissolution of the Manager.

In addition, the Management Agreement provides for automatic termination upon a sale of the Manager without the prior consent of the independent members of the Company’s board of directors.

The Manager may terminate the Management Agreement effective immediately upon written notice in the event that the Company defaults in the performance or observance of any material term, condition or covenant contained in the Management Agreement and such default shall have continued for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period. The Manager may also terminate the Management Agreement in the event the Company becomes required to register as an “investment company” under the Investment Company Act of 1940, as amended, with such termination deemed to have occurred immediately prior to such event.

The execution by the Company of the Management Agreement was approved by the Company’s stockholders at its annual meeting of stockholders held on May 23, 2013.  The foregoing discussion of the Management Agreement is qualified in its entirety by reference to the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

As part of the Externalization, effective July 1, 2013, all of the Company’s employees entered into termination agreements with the Company.  This included the Company’s executive officers, Wellington J. Denahan, Kevin G. Keyes, R. Nicholas Singh, Kathryn F. Fagan, James P. Fortescue, Kristopher R. Konrad and Rose-Marie Lyght.  The termination agreements provide that there is no acceleration of incentive compensation in connection with the executive’s termination.  However, if an executive is terminated by the Manager without cause or if the executive leaves the employ of the Manager for good reason, the Company has agreed that incentive compensation will be accelerated.

Item 9.01.  Financial Statements and Exhibits.

(a)       Not Applicable.

(b)       Not Applicable.

(c)       Not Applicable.

(d)       Exhibits.

10.1	Management Agreement, effective as of July 1, 2013, by and between the Company and the Manager.

10.2	Termination Agreement, effective as of July 1, 2013, by and between the Company and Wellington J. Denahan, with respect to the Amended and Restated Employment Agreement, dated as of February 25, 2008, between the Company and Wellington J. Denahan.

10.3	Termination Agreement, effective as of July 1, 2013, by and between the Company and Kevin G. Keyes, with respect to the Employment Agreement, dated July 1, 2010, between the Company and Kevin G. Keyes.

10.4	Termination Agreement, effective as of July 1, 2013, by and between the Company and Kathryn F. Fagan, with respect to the Amended and Restated Employment Agreement, effective as of June 4, 2004, between the Company and Kathryn F. Fagan.

10.5	Termination Agreement, effective as of July 1, 2013, by and between the Company and James P. Fortescue, with respect to the Employment Agreement, effective as of June 4, 2004, between the Company and James P. Fortescue.

10.6	Termination Agreement, effective as of July 1, 2013, by and between the Company and Kristopher R. Konrad, with respect to the Employment Agreement, effective as of June 4, 2004, between the Company and Kristopher R. Konrad.

10.7	Termination Agreement, effective as of July 1, 2013, by and between the Company and Rose-Marie Lyght, with respect to the Amended and Restated Employment Agreement, dated as of April 21, 2006, between the Company and Rose-Marie Lyght.

10.8	Termination Agreement, effective as of July 1, 2013, by and between the Company and R. Nicholas Singh, with respect to the Amended and Restated Employment Agreement, dated January 23, 2006, between the Company and R. Nicholas Singh.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

		By:	/s/ Kathryn Fagan
			Name:	Kathryn Fagan
			Title:	Chief Financial Officer

Date:	July 2, 2013